                            CERTIFICATE OF AMENDMENT

                                     TO THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              MAJESCO HOLDINGS INC.

         Majesco Holdings Inc. (the "Corporation"), a Delaware corporation, hereby certifies as follows:

         1. The date of filing of the Corporation's Certificate of Incorporation
(the "Certificate") with the Secretary of State of Delaware was May 8, 1998 under the name SMD Group, Inc.

         2. The Certificate is hereby amended by adding to the end of ARTICLE
FOURTH thereof the following:

            "***
                  The Corporation hereby declares that each seven (7) shares of the outstanding shares of the Corporation's Common Stock as of the date of filing of this Certificate of Amendment to the Amended and
            Restated Certificate of Incorporation, be converted and
            reconstituted into one (1) share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution.
            Instead, the Corporation will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the
            Corporation's Common Stock on the OTC Bulletin Board during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of the Corporation's
            Common Stock upon the effective time of the Reverse Split."

         3. This Certificate of Amendment has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of
Delaware.

         4. This Certificate of Amendment shall be effective on December 31,
2004 at 8:30 A.M. EST.

         IN WITNESS WHEREOF, the undersigned officer of Majesco Holdings Inc.
has executed this Certificate of Amendment to the Certificate of Incorporation
this 29th day of December 2004.

                                           MAJESCO HOLDINGS INC.

                                           By: /s/ Jan E. Chason
                                               -----------------------------
                                                Name:  Jan E. Chason
                                                Title: Chief Financial Officer